                                                                      EXHIBIT 99



[AVISTA CORP. LOGO]                                                 NEWS RELEASE



CONTACT: Media: Steve Becker (509) 495-4264 Email: sbecker@avistacorp.com
         Investor: David Brukardt (509) 495-2833 Email: dbrukardt@avistacorp.com



                                                          FOR IMMEDIATE RELEASE:
                                                          NOVEMBER 23, 1999



AVISTA CORP. AFFILIATE, AVISTA ENERGY, TO REFOCUS ITS ENERGY TRADING UNIT CHANGING MARKET PROMPTS SHIFT TO REGIONAL MARKETING IN WESTERN U.S.

SPOKANE, WASH: Avista Corp. (NYSE:AVA) affiliate Avista Energy today announced a redirection of its focus away from national energy trading toward a more regionally based energy marketing and trading effort backed by physical assets. Costs to effect the transition are estimated to be between $10 million and $15 million dollars and will be reflected in normal expenses during the next six months. The company is presently evaluating a number of options including the sale of a portion of the business.

     The move toward regionally focused energy-marketing activities follows significant changes in the overall energy trading and marketing industry that have created low margins while requiring higher levels of investment, credit commitments and value-at-risk limits. Mergers and consolidations within the industry have also created a small number of large players and a marketplace where liquidity has decreased and volatility has risen.

     "Our acquisition of Vitol Gas & Electric earlier this year allowed Avista Energy to assemble one of the strongest and fastest-growing energy trading and marketing teams in the United States. This team has been successful and we will continue to benefit from the knowledge and systems acquired," said T.M. Matthews, Avista Corp. board chairman, president and chief executive officer. "Because of the risks inherent in the evolving market, we have concluded we must refocus Avista Energy to the Western United States where we can back our business with physical assets and build on our strengths gained from our direct knowledge of and experience with markets and facilities within the region," Matthews said.

     Matthews added that a factor in the decision to refocus Avista Energy was the growing success of Avista Advantage which is successfully demonstrating the ability to act as a "virtual utility" by providing a wide range of analytical tools such as energy analysis, load profiling and aggregation, and facility and commodity management for multi-site business customers across the nation. These tools are provided through its proprietary Internet-based ACIS product which offers superior e-commerce technology for businesses seeking to lower their utility expenditures and manage their commodity purchases.

     "As the analytic services available to businesses through Avista Advantage's Internet-based product continue to grow and evolve, we have determined that its success is no longer dependent on the ability to provide Avista Energy's national energy commodity-management services," said Matthews. "Avista Advantage is able to act on the customer's behalf to provide tools to allow the customer to seek out cost-lowering energy solutions without Avista incurring the risk associated with providing the service directly."

     Matthews estimates it will take between three and six months to transition the business to a Western regional focus. During that time, Avista Energy will engage in a process to seek a purchaser for the Houston and Boston operations.

     While overall impacts on staffing are unclear, shifts associated with back office accounting and other support functions will result in a modest increase in positions in the Spokane offices of Avista Energy.

     Avista Corp., a Fortune 500 company, is an energy, information and technology company with utility and subsidiary operations located throughout North America. Avista Corp.'s portfolio of businesses is focused on delivering superior products and providing innovative solutions to business and residential customers throughout the United States and Canada.

     Avista Corp. also operates Avista Capital, which owns all the company's non-regulated energy and non-energy businesses. Avista Capital companies include Avista Energy, Avista Energy Canada, Ltd., Avista Power, Avista Advantage, Avista Labs, Avista Fiber, Avista Communications, Avista Development and Pentzer Corporation. Avista Corp.'s stock is traded under the ticker symbol "AVA." For more information about Avista Corp. and its affiliate businesses, visit the corporate website at www.avistacorp.com

     This news release contains forward-looking statements regarding the company's current expectations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the company's Annual Report on Form 10-K for the year 1998 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

     Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation. All other trademarks mentioned in this document are the property of their respective owners.